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                                                                   EXHIBIT 10.23


                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is entered into effective as of January 1, 2000 (the "EFFECTIVE Date") by and between Enterprise Profit Solutions Corporation, a Delaware corporation (the "COMPANY") and wholly owned subsidiary of ProfitSource Corporation, a Delaware corporation ("PROFITSOURCE"), and David M. Ehlen (the "EXECUTIVE").

         1. EMPLOYMENT STATUS; DUTIES.

            (a) Status. Effective January 1, 2000 your title will be "Chief Executive, Performance Learning" and "Executive Vice President" of the Company and you will report to the Company's Chief Executive Officers (CEO). Your employment with the Company will be at-will, which means that either you or the Company may terminate your employment at any time for any reason or no reason without payment, penalty or further obligation except as set forth in Section 5, provided, however, that your employment with the Company shall not be terminated without Cause without majority approval of an executive management committee of the Company, which committee shall consist of four (4) members of the senior management of the Company and one (1) representative of the President's Council of the Company.

            (b) Duties. Your duties will be (i) strategic acquisition planning for performance learning companies approved by the Company's CEO and other acquisition targets specified by the Company's CEO, (ii) participation in strategic operational oversight of the Company's performance learning and e-learning businesses in such manner as the Company's CEO may from time to time specify, (iii) develop and manage the strategy, funding and marketing approach of the e-learning businesses as approved by the Company's CEO and (iv) such other duties not unrelated to the foregoing and not inconsistent with Section 1(c) as the Company's CEO may from time to time assign.

            (c) Location. You may live and maintain your office wherever you like in the Continental U.S. You will be required to visit the Company's headquarters and business unit locations and offices of potential acquisition targets as may be reasonably required by the Company's CEO in connection with performance of your duties.


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            (d) Efforts. While employed by the Company, you shall use your best efforts to advance the business of the Company and shall at all times faithfully and industriously and to the best of your ability, experience and talent, perform all of the duties that may be required of you pursuant to the terms hereof. You may undertake other business activities that do not interfere with performance of your duties to the Company and that are approved by the Company's CEO, which approval will not be unreasonably withheld. The foregoing shall not preclude you from engaging in civic, charitable and/or religious activities, directing your own passive investments and/or serving on boards of directors of other entities so long as such activities do not interfere or conflict with your duties hereunder as reasonably determined by the Company.

         2. COMPENSATION.

            (a) Salary. Effective as of the Effective Date, your salary will be $350,000 per year gross, subject to applicable withholding, payable in accordance with the Company's normal payroll practices.

            (b) Bonuses. In addition to your salary, the Company will pay you a bonus in connection with the closing of each Qualifying Acquisition. For this purpose, a "QUALIFYING ACQUISITION" is an acquisition by the Company or any of its affiliates of all or substantially all of the assets or capital stock of any business that (i) is approved by the President of the Company in writing as a Qualifying Acquisition, (ii) you have played a substantial role in acquiring on behalf of the Company, and (iii) closes (A) during your employment with the Company or within 45 days after your employment with the Company is terminated by the Company without Cause or by you with Good Reason, and (B) before or concurrently with the earlier of the initial public offering of equity securities by the Company or any of its affiliates or June 30, 2000 (the earlier of such two dates referred to herein as the "ASSESSMENT DATE"). For these purposes and other purposes of this Agreement, "CAUSE" and "GOOD REASON" have the meanings set forth in Schedule I hereto. The amount of the bonus for a Qualifying Acquisition will be $100,000 if the pro-forma pre-tax income of the acquired company upon which the purchase price is based (the "PTI") is at least $500,000 but less than $2.5 million; $150,000 if the PTI of the acquired company is at least $2.5 million but less than $7.5 million; and $250,000 if the PTI of the acquired company is $7.5 million or more. No bonus is payable on acquired companies with PTI less than $500,000. Bonuses are payable within 30 days of the closing of the corresponding Qualifying Acquisition and are subject to applicable withholding. The Company has no obligation to pursue or complete any acquisition and no bonus level is assured.


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         3. SHARES.

            (a) Summary. In August 1998, you purchased 61,459 shares of Series B Common Stock of EPS Solutions Corporation ("EPS") pursuant to a Subscription Agreement (the "SUBSCRIPTION SHARES"). On December 14, 1998, you entered into a Restricted Stock Purchase Agreement with EPS (the "RSPA") pursuant to which you purchased 653,704 shares of Series B Common Stock of EPS (the "RESTRICTED SHARES"). The Restricted Shares consist of (i) 85,714 shares vesting in equal installments over four years beginning with 1999 based on your continued employment (the "EMPLOYMENT SHARES"); (ii) 17,132 shares vested as a result of EPS's acquisition of the Holden Corporation in March 1999 (the "VESTED HOLDEN SHARES"), (iii) 158,213 shares "earned" as a result of acquisitions made by EPS in December 1998 and March 1999 and eligible to vest in equal installments over four years beginning with 1999 based on your continued employment (the "EARNED ARBITRAGE SHARES"); and (iv) an additional 392,645 shares eligible to be earned in connection with potential future EPS acquisitions, but not earned or vested as of the Effective Date (the "FUTURE ACQUISITION SHARES"). You paid for the Restricted Shares by paying EPS $653.70 in cash, representing the aggregate par value thereof at $.001 per share, and by issuing to EPS a promissory note dated December 14, 1998 in the original principal amount of $783,791.10 (the "NOTE"), representing the balance of the aggregate purchase price for the Restricted Shares. In addition, at various times, EPS has promised to issue to you additional shares in connection with your assumption of additional duties in 1999 (the "ADDITIONAL EMPLOYMENT SHARES"), and additional shares in connection with the so-called "superperformance" program (the "SUPERPERFORMANCE SHARES").

            (b) Effect on Certain Shares. The Subscription Shares and the Vested Holden Shares, and the promissory note you made to EPS in connection with the purchase of the Subscription Shares, are not affected by this Agreement. Any rights you may have to any Additional Employment Shares and Superperformance Shares are hereby canceled.

            (c) Repurchase of Certain Shares. 192,645 of the Future Acquisition Shares (the "REPURCHASED SHARES") are being repurchased by EPS effective as of the original date of issuance thereof. The purchase price for the Repurchased Shares is $1.20 per share (matching your original purchase price) and will be paid by reducing the principal amount of the Note by $231,174. The remaining balance of the Note ($552,617.10) covers 461,059 shares in the aggregate, consisting of the Employment Shares, the Vested Holden Shares, the Earned Arbitrage Shares, and the 200,000 Future Acquisition Shares remaining after the repurchase of the Repurchased Shares (such remaining Future Acquisition Shares referred to herein as the "PENDING SHARES"), and reflects the $1.199 portion of the purchase price per share paid by note for the Restricted Shares other than the Repurchased Shares, less the $.001 par value per share for the Repurchased Shares originally paid by you in cash but repaid by reduction of the Note.


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            (d) Vesting. The Employment Shares, the Earned Arbitrage Shares, and
the Pending Shares will be governed by Schedule 1 to this Agreement. This
Section 3 and Schedule 1 to this Agreement replace Schedule 4 and Schedule 1.1 to the RSPA in their entirety, such that the provisions of the original Schedule 4 and Schedule 1.1 to the RSPA are of no further force or effect.

         4. EXPENSES AND BENEFITS.

            (a) Benefits. You will be entitled to participate in all employee benefit programs of the Company consistent with Company policies.

            (b) Business and Entertainment Expenses. Upon submission of appropriate documentation in accordance with its policies in effect from time to time, the Company shall pay or reimburse Executive for all business expenses which Executive incurs in performing his duties under this Agreement, including, but not limited to, travel, entertainment, professional dues and subscriptions, and all dues, fees, and expenses associated with membership in various professional, business, and civic associations and societies in which Executive participates in accordance with the Company's policies in effect from time to time.

            (c) Moving. The Company will pay the reasonable expenses of moving your residence from Orange County to anywhere else in the continental U.S., and reimburse to you any real estate brokerage commission cost you incur in selling your Orange County house, provided such costs are incurred within 180 days of the Effective Date, and provided further that, at the time of such move, you are employed by the Company or, if no longer employed, your employment was terminated by the Company without Cause or by you for Good Reason. Furthermore, if the Company pays any moving or brokerage costs for you, and before the Assessment Date either you resign your employment without Good Reason or the Company terminates your employment with Cause, you will repay to the Company all moving or brokerage costs paid by the Company.

            (d) Personal Time Off Policy. Executive shall be entitled to such number of days of paid personal time off (PTO) each year as is consistent with the Company's Personal Time Off Policy and the number of days set forth are 28, as such policy may be


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amended form time to time at the discretion of the Company. Executive may not accrue more than 10 PTO days. If Executive at any time has more than such number of days, no further PTO days shall accrue until Executive again has few than such number of days of unused PTO. PTO days may be used, subject to approval by the Company consistent with business needs, as they are earned. The Company shall pay Executive for accrued unused PTO days only in connection with termination of employment. Such payment shall be made on the basis of Executive's Annual Salary at the time of payment, pro-rated for the number of accrued unused PTO days at the time of termination.

         5. CERTAIN PAYMENTS.

            (a) Termination by You with Good Reason or the Company Without Cause. Subject to Section 5(c), if your employment under this Agreement is terminated by you with Good Reason or by the Company without Cause, then contingent upon execution and delivery by you to the Company of an unconditional release in form satisfactory to the Company of all claims against the Company and its affiliates, their successors, and their officers, directors, employees, representatives and affiliates arising from or in connection with this Agreement or your employment with the Company or the termination of that employment, you shall be entitled to receive a severance payment , any Accrued Benefits; the Prorated Bonus; a severance amount equal to one (1) times Executive's then Target Pay, payable in substantially equal installments over 12 months in accordance with the Company's standard payroll practice.

            (b) No Other Benefits. Except as set forth in Section 5(a) or as may be required by applicable law or separate written agreement between the Company and you, the Company shall have no obligations to pay any salary, bonus, accrued vacation or other amounts in connection with any termination of your employment or attributable to the period after termination of your employment. Without limiting the foregoing, and subject to any separate written agreement to the contrary, you will not be entitled to any severance payment or benefit if your employment under this Agreement is terminated by death, or by you without Good Reason, or by the Company for Cause, or as a result of Disability.

            (c) Post-Termination Cause. If any of the events or circumstances constituting Cause listed in Schedule 1 occurs during or within one year after any termination of your employment, then (i) the Company will have no further obligation to provide you the severance payment, and (ii) the Company will be entitled to recover from you any severance payment amounts paid to you or your successors and assigns, together with the costs of effecting such recovery.


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         6. CONFIDENTIALITY. The Confidential Information and Employee Invention
Agreement you entered into in connection with your employment by the Company will remain in effect.

         7. REPRESENTATIONS AND WARRANTIES. You represent and warrant to the Company that (a) you are under no contractual restriction or other restrictions or obligations that are inconsistent with the execution of this Agreement, the performance of your duties and the covenants hereunder, and (b) you are under no physical or mental disability that would interfere with your keeping and performing all of the agreements, covenants and conditions to be kept or performed hereunder.

         8. RELEASE

            (a) As of the Effective Date, you, on behalf of yourself and your successors and assigns, do hereby forever release, discharge and acquit the Company, its affiliates (including without limitation EPS) and their respective members, partners, principals, shareholders, directors, officers, agents, employees, and representatives, and the successors and assigns of each of them ("RELEASED PARTIES"), from any and all charges, complaints, claims, demands, obligations, promises, agreements, damages, actions, causes of action, suits, rights, costs, losses, debts, expenses (including attorneys' fees and costs), liabilities, and indebtedness, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated arising from, under or related to (i) your employment or retention with the Company or its Affiliates until the Effective Date, including without limitation the changes in your employment effected by this Agreement; (ii) the Repurchased Shares, Superformance Shares, Additional Employment Shares, and any other securities of the Company or EPS or any of their Affiliates other than the Subscription Shares, the Vested Holden Shares, the Employment Shares, the Earned Arbitrage Shares, and the Pending Shares; (iii) your status as a stockholder of EPS, or any claims arising or accruing as a result of that status, on or before the Effective Date; and (iv) any other event, act or omission arising on or before the Effective Date (the "RELEASED Matters"). Without limiting the foregoing, the Released Matters include any claim of fraud in the inducement, defamation, or emotional distress. You specifically agree not to claim, and have waived any right to claim, to have been under duress in connection with the review, negotiation, execution and delivery of this Agreement. However, notwithstanding the foregoing, the Released Matters shall not include any claims by you for: (i) your rights under this Agreement or arising as a result of or in connection with your employment with the Company from and after the Effective Date, (ii) your rights, if any, under the Company's 401(k) plan, or (iii) your status as a stockholder of EPS, or any claims arising or accruing as a result of that status, after the Effective Date.


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            (b) You acknowledge and agree that the releases made herein constitute final and complete releases of the Released Parties with respect to all Released Matters, and that by signing this Agreement, you are forever giving up the right to sue or attempt to recover money, damages or any other relief from the Released Parties for all claims you have or may have with respect to the Released Matters (even if any such claim is unforeseen as of the date hereof).

         9. NO CLAIMS. You represent and warrant that you have not instituted any complaints, charges, lawsuits or other proceedings against any Released Parties with any governmental agency, court, arbitration agency or tribunal. You further agree that you will not, directly or indirectly, (i) file, bring, cause to be brought, join or participate in, or provide any assistance in connection with any complaint, charge, lawsuit or other proceeding or action against any Released Parties at any time hereafter for any Released Matters, or (ii) defend any action, proceeding or suit in whole or in part on the grounds that any or all of the terms or provisions of this Agreement are illegal, invalid, not binding, unenforceable or against public policy. If any agency or court assumes jurisdiction of any complaint, charge, or lawsuit against the Company or any Released Party, on your behalf, you agree to immediately notify such agency or court, in writing, of the existence of this Agreement, including providing a copy of it and to request, in writing, that such agency or court dismiss the matter with prejudice.

         10. ADVICE OF COUNSEL. You represent and agree that you fully understand your right to discuss, and that the Company has advised you to discuss, all aspects of this Agreement with your private attorney, that you have carefully read and fully understand all the provisions of the Agreement, that you understand its final and binding effect, that you are competent to sign this Agreement, and that you are voluntarily entering into this Agreement.

         11. ACKNOWLEDGMENT. You represent and agree that in executing this Agreement, you rely solely upon your own judgment, belief and knowledge, and the advice and recommendations of any independently selected counsel, concerning the nature, extent and duration of your rights and claims. You acknowledge that no other individual has made any promise, representation or warranty, express or implied, not contained in this Agreement, to induce you to execute this Agreement. You further acknowledge that you are not executing this Agreement in reliance on any promise, representation, or warranty not contained in this Agreement.


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        12. MISCELLANEOUS.

            (a) Governing Law. This Agreement shall be interpreted under and governed by the laws of the State of Illinois, excluding its rules on conflicts of law.

            (b) Arbitration. Any dispute regarding the application, interpretation or breach of this Agreement shall be resolved by final and binding arbitration before the American Arbitration Association ("AAA)" in accordance with AAA's National Rules for the Resolution of Employment Disputes. Attorneys' fees, costs and damages (where appropriate) shall be awarded to the prevailing party in any dispute, and any resolution, opinion or order of AAA may be entered as a judgment in a court of competent jurisdiction.

            (c) Modification and Waiver. No waiver or modification of this Agreement or any term hereof shall be binding unless it is in writing signed by the parties hereto. No failure to insist upon compliance with any term, provision or condition to this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

            (d) Entire Agreement. This Agreement and the Restricted Stock Purchase Agreement and the agreements entered into in connection therewith contain the entire agreement and understanding between you and the Company regarding your employment and ownership of EPS stock, and this Agreement replaces all prior employment agreements, arrangements and understandings, written or oral regarding your employment or engagement with the Company and its Affiliates, including without limitation the Confidential Agreement between you and the Company dated September 17, 1999, which is hereby terminated and of no further force or effect. Neither you nor the Company shall be bound or liable for any representation, promise or inducement not contained in this Agreement. This Agreement cannot be amended, modified, supplemented, or altered, except by written amendment or supplement signed by you and the Company.

            (e) Severability. If any provision hereof is held or construed by a court or arbitrator of competent jurisdiction to be illegal, invalid or unenforceable for any reason, the legality, validity and enforceability of the remaining provisions of this Agreement will not be affected and the illegal, invalid or unenforceable provision will be deemed not to be a part of this Agreement unless without such provision, the purposes and intent of this Agreement cannot be carried out.


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            (f) Notices. Any notice, demand or other communication required, permitted or desired to be given hereunder shall be in writing and shall be deemed effectively given upon personal delivery, facsimile transmission (with confirmation of receipt), delivery by reputable overnight delivery service or five (5) days following deposit in the United States mail (if sent by certified or registered mail, postage prepaid, return receipt requested), in each case duly addressed to the Company at its headquarters or to Executive at his or her address of record listed with the Company.

            (g) Assignment. Your rights, duties and obligations under this Agreement may not be assigned by you. The Company may assign its rights, duties and obligations under this Agreement to any affiliate of the Company.

            (h) Headings. The section headings herein are intended for reference and shall not affect in any way the construction or interpretation of this Agreement.

            (i) Third Party Beneficiaries. The Released Parties are third party beneficiaries of this Agreement.

            (j) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date set forth above.


                                         THE COMPANY

                                         Enterprise Profit Solutions Corporation
                                         EPS Solutions Corporation



                                         By: /s/ David H. Hoffmann
                                             -----------------------------------
                                             David H. Hoffmann
                                             Chairman & Chief Executive Officer

EXECUTIVE


/s/ David M. Ehlen                                      4/25/00
-------------------------------------            --------------------
David M. Ehlen                                   Date


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                                   SCHEDULE 1

BASIC TERMS.

         VESTING. The shares covered by the vesting provisions of this Schedule 1 consist of 85,714 Employment Shares, 158,213 Earned Arbitrage Shares, and 200,000 Pending Shares. Subject to the terms and conditions set forth in the RSPA, the Restrictions applicable to each type of shares will lapse, and shares of that type will vest, if and when the conditions to vesting of that type of shares, as set forth in this Schedule 1, are met. As a condition to each and every vesting of shares, the Purchaser must execute and deliver to the Company a release, in form and substance satisfactory to the Company, releasing the Company and all of its affiliates and their successors and the officers, directors, employees, and representatives of each of them from any claims or liabilities arising from or in connection with the employment of the Purchaser by the Company or any of its affiliates. For purposes hereof, David M. Ehlen is referred to as the "PURCHASER."

         Any vesting for a Measurement Period will be effective as of the close of business on the last day of that Measurement Period, but vesting for any Measurement Period will not be finally determined until it is finally determined through year-end closing of the books, audits and any other necessary procedures, whether any performance requirements associated with particular shares for that Measurement Period have been met. In no case will the total number of any particular type of shares that the Purchaser has the right to have vested for any Measurement Period exceed the product of the total number of that type of shares and the applicable Vesting Percentage corresponding to that Measurement. Fractional vested shares will be carried forward and combined to constitute whole vested shares that can be issued, or cashed out by the Company at fair market value following determination of whether any performance requirements associated with the last Measurement Period have been met.

EMPLOYMENT SHARES.

         On the last day of each of the Measurement Periods set forth in the table immediately below, if the Purchaser has remained Executive of the Company or any of its affiliates from the date hereof through the last day of such Measurement Period, the Restrictions will lapse with respect to such number of Employment Shares as is equal to the product of the Vesting Percentage corresponding to that Measurement Period and the total number of Employment Shares.


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                  MEASUREMENT PERIOD                  VESTING PERCENTAGE
                  ------------------                  ------------------

         January 1, 1999 - December 31, 1999                 40%
         January 1, 2000 - December 31, 2000                 20%
         January 1, 2001 - December 31, 2001                 20%
         January 1, 2002 - December 31, 2002                 20%

EARNED ARBITRAGE SHARES.

         The Earned Arbitrage Shares will vest on the Assessment Date if the Purchaser has remained an employee of the Company or any of its affiliates from the date hereof until that time.

PENDING SHARES.

         Upon each closing of a Qualifying Acquisition, a portion of the Pending Shares will be "earned" by the Purchaser and eligible to vest. The number of Pending Shares earned by the Purchaser in connection with each Qualifying Acquisition will be calculated by application of the following formula consistent with the general methodology used by EPS in the past to value and acquire target companies:

         X = [.10 (35 - A) (B)] / C

         Where

         X = the number of Pending Shares earned

         A = the multiple applied to the pro forma net income of the target to determine the index value deliverable to the target or its stockholders

         B = the pro forma net income of the target used to determine the index value deliverable to the target or its stockholders

         C = the assumed long-term value per share of EPS stock used in converting index value deliverable to the target or its stockholders to a number of shares

         20% of any Pending Shares earned in connection with a closed Qualifying Acquisition according to the foregoing formula will vest at the time of closing of the Qualifying Acquisition. The remaining 80% of the Pending Shares earned in connection with a Qualifying Acquisition will vest in four equal installments as of December 31 of 1999, 2000, 2001, and 2002, if the Purchaser has remained an employee of the Company or any of its affiliates from the date hereof until such date. The Purchaser may not vest more than the total number of Pending Shares in connection with Qualifying Acquisitions.


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         EPS and its affiliates have no obligation to effect any particular acquisition, or to time any particular acquisition, so as to permit vesting hereunder to occur. The Purchaser recognizes that decisions regarding acquisitions and the timing thereof will be made by management of EPS consistent with duties to EPS and its stockholders, and without regard to the Purchaser's vesting hereunder.

VESTING UPON CERTAIN TERMINATION OF EMPLOYMENT.

         Except as specifically set forth herein, upon termination of the Purchaser's employment by the Company without Cause, or by the Purchaser with Good Reason, all Employment Shares, Earned Arbitrage Shares, and Pending Shares that have been earned in connection with completed Qualifying Acquisitions will vest, vesting of other shares will cease, and unvested shares will be subject to repurchase according to the RSPA.

         Upon the Purchaser's death or disability, all Earned Arbitrage Shares and Pending Shares that have been earned in connection with complete Qualifying Acquisitions will vest, vesting of other shares will cease, and unvested shares will be subject to repurchase according to the RSPA.

OTHER PROVISIONS.

         If a Change in Control occurs while the Purchaser is still employed by the Company or its affiliates or within 45 days after the Purchaser's employment is terminated by the Company without Cause or by the Purchaser with Good Reason, all of the unvested Employment Shares, Earned Arbitrage Shares, and Pending Shares that have been earned in connection with completed Qualifying Acquisitions will immediately vest.

         Upon completion of the initial public offering of the equity securities of the Company or EPS, in addition to vesting of the Earned Arbitrage Shares as set forth above, all of the Pending Shares that have been earned in connection with completed Qualifying Acquisitions will immediately vest, but unvested Employment Shares will remain subject to vesting as set forth in this Schedule 1.


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         Except as otherwise specifically set forth herein, termination of the
Purchaser's employment by the Company with Cause, or by the Purchaser without Good Reason, will cause all vesting of the Purchaser's shares to cease and unvested shares will be subject to repurchase according to the RSPA.

EVENTS OF CAUSE.

         Notwithstanding anything herein or in the RSPA to the contrary, in addition to any other repurchase rights of EPS, if any of the events or circumstances constituting Cause occurs at any time before December 31, 2002, then, in addition to the rights of EPS set forth in the RSPA, vesting of shares will cease and EPS or its assignee may, in the discretion of EPS or its assignee, at any time and from time to time for a period of one (1) year following such occurrence, repurchase from the Purchaser at the price per share that the Purchaser paid to EPS, and the Purchaser will sell to EPS or its assignee, any or all unvested shares and any or all shares that vested within 365 days before the event or circumstance constituting Cause. However, notwithstanding the foregoing, (i) if the Purchaser's employment with the Company was terminated by the Company without Cause or by the Purchaser with Good Reason, or (ii) following a Change in Control that occurs while the Purchaser is still employed by the Company or its affiliates or within 45 days after the Purchaser's employment is terminated by the Company without Cause or by the Purchaser with Good Reason, the Company will not be entitled to repurchase vested shares pursuant to this paragraph solely because of the occurrence after any termination of employment of any of the events or circumstances listed in item A of the definition of Cause. In addition, notwithstanding the foregoing, Earned Arbitrage Shares that have vested in accordance with this Schedule 1 may not be repurchased by EPS solely because of the occurrence after any termination of employment of any of the events or circumstances listed on item A of the definition of Cause. This paragraph supersedes Section 4.1(d)(iii) of the RSPA.

CERTAIN DEFINITIONS.

         For purposes of this Agreement:

         "CAUSE" means the occurrence at any time of any one or more of the following events or circumstances, provided however, that if any such event or circumstance is susceptible to cure by Executive without damage to the Company, such event or circumstance will not constitute Cause unless Executive has failed to cure such event or circumstance within 15 days after receipt by Executive of written notice thereof: (i) Executive engages in any wrongful conduct or knowingly violates any reasonable rule or regulation of the Board, the


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

Company's President or Chief Executive Officer or the Executive's superiors that results in material damage or risk of legal liability to the Company or any parent corporation of the Company, any subsidiary corporation of the Company or any entity controlling, controlled by, or under common control with the Company (an "AFFILIATED Entity"); (ii) any willful misconduct or gross negligence by Executive in the responsibilities assigned to Executive; (iii) any willful and material failure to perform Executive's job as required to meet the lawful objectives of the Company or any Affiliated Entity or any persistent failure to achieve reasonable performance standards that have been described by the Company in writing and communicated to Executive in reasonable detail; (iv) Executive fails to comply with all material applicable laws and regulations in performing Executive's duties and responsibilities to the Company; (v) any criminal conduct (other than misdemeanors that do not meet the criteria set forth in subsection
(vi)); (vi) any actions involving moral turpitude or injurious to the business or reputation of the Company or its Affiliated Entities; (vii) any legal action against you or the Company or any of its Affiliated Entities occurs as a result of Executive's employment by the Company; (viii) any legal action by Executive or Executive's representatives or successors against the Company or any of its Affiliates or any person or entity that the Company or any of its Affiliates would be obligated to indemnify or defend in connection with such action; or
(ix) Executive does any of the things described in (A)-(C) below.

         (A) Executive renders services for any organization or engages directly or indirectly in any business that, in the reasonable judgment of the Chief Executive Officer of the Company or other senior officer designated by the Chief Executive Officer, is or becomes competitive with the Company or any Affiliated Entity, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the business or interests of the Company or any Affiliated Entity.

         (B) Executive fails to comply with the Confidentiality Agreement or with the lawful policies of the Company or any Affiliated Entity regarding nondisclosure of confidential information, or without prior written authorization from the Company or any Affiliated Entity discloses to anyone outside the Company or any Affiliated Entity or uses for any purpose or in any context other than in performance of Executive's duties to the Company or any Affiliated Entity any confidential or trade secret information of the Company or any Affiliated Entity.

         (C) Executive breaches in any material respect any agreement with or legal duty to the Company or any Affiliated Entity.


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

         "CHANGE IN CONTROL" means the completion of:

         (i) any acquisition or series of related acquisitions resulting in any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) more than fifty percent (50%) of either the then outstanding shares of Common Stock or the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors of EPS or the Company; or

         (ii) any reorganization, merger or consolidation of EPS or the Company with any other person, entity or corporation, other than a transaction which would result in the owners of voting securities of EPS outstanding immediately prior thereto continuing to own directly or indirectly more than fifty percent (50%) of the combined voting power of the voting securities of the entity or entities surviving such reorganization, merger or consolidation that own and conduct the business owned and conducted by EPS and the Company prior thereto; or

         (iii) the sale or other disposition by EPS or the Company, in one transaction or a series of related transactions, of all or substantially all of the assets of EPS or the Company, provided that a Change in Control shall not be deemed to have occurred if the "person" described in the preceding provisions is an underwriter or underwriting syndicate that has acquired the ownership of 50% or more of the combined voting power of the outstanding voting securities of EPS or the Company solely in connection with a public offering of those securities.

         "DISABILITY" means the Purchaser suffers an ongoing physical or psychological impairment that has rendered Purchaser unable, as determined in good faith by the Chief Executive Officer of the Company, to perform the Purchaser's duties to the Company, notwithstanding reasonable accommodation by the Company (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such disability), for a period of three
(e) consecutive months or six (6) months in any 12-month period.


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